iQSTEL Announces Reverse Stock Split in Preparation for Uplist to Nasdaq

New York, NY – May 1, 2025 – IQSTEL Inc. (OTCQX: IQST) (“IQST” or the “Company”), a fast-growing telecommunications and technology provider, announces that the Company will implement a reverse split of its authorized and issued and outstanding common stock at a ratio of 1-for-80 shares to be effective on May 2, 2025.

The reverse stock split was implemented by the Company in support of its application to list on the NASDAQ Capital Market (“Nasdaq”). The reverse split is intended to increase the per share stock price of the Company’s common stock, to meet Nasdaq’s requirement that the Company’s common stock be $4.00 or higher as of the listing date. Prior to listing its common stock on Nasdaq, the Company’s application must be approved. There is no guarantee that the Company’s application will be approved.

The Company’s common stock will begin trading on a split-adjusted basis on the OTCQX under the trading symbol “IQSTD” today. The fifth character “D” will be removed from the Company’s trading symbol after 20 business days if the stock is still trading on the OTCQX, or upon the listing of the Company’s common stock on Nasdaq, whichever occurs first. At that time, the Company’s trading symbol will revert to “IQST.”

Each 80 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.001 per share. Proportional adjustments will also be made to all the Company’s outstanding securities including the shares issuable in connection with the Company’s outstanding convertible preferred stock, stock options, and warrants. As a result of the reverse split, there will be approximately 2,633,878 shares of common stock outstanding. Upon the effectiveness of the reverse split, there will also be a proportional decrease of the Company’s authorized shares of common stock at the same ratio of 1-for-80, resulting in approximately 3,750,000 authorized shares of common stock following the action.

The reverse split will uniformly impact all stockholders, as it will not alter any stockholder’s percentage equity interest in the Company, and not result in any dilution, except to the extent that the reverse split results in a stockholder owning a fractional share. Any fractional shares resulting from the reverse split will be rounded up to the next whole number.

Those shares of the Company’s common stock held by stockholders through a brokerage account will automatically adjust to reflect the 1-for-80 share reverse split. It is not necessary that stockholders holding shares of the Company’s common stock in certificated form exchange their existing stock certificates for new stock certificates in connection with the reverse split, although stockholders may do so if they wish.

Stockholders should direct any questions concerning the reverse stock split to their broker or the Company’s transfer agent, Vstock Transfer, at https://www.vstocktransfer.com/.

About iQSTEL:

IQSTEL Inc. (OTCQX: IQST) is a multinational technology company offering cutting-edge solutions in Telecom, Fintech, Blockchain, Artificial Intelligence (AI), and Cybersecurity. Operating in 21 countries, iQSTEL delivers high-value, high-margin services to its extensive global customer base. iQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; our ability to meet all the requirements to uplist to Nasdaq, and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.iQSTEL.com.